Exhibit 99.1

Thryv Grows SaaS Revenue 29% Year-Over-Year for First Quarter 2022

Raises Revenue Guidance for Full Year 2022

DALLAS, May 4, 2022 – Thryv Holdings, Inc. (NASDAQ:THRY) (“Thryv” or the “Company”), the small business platform for growing small and medium sized businesses (“SMBs”), announced that it grew SaaS revenue 29% year-over-year in Q1 of 2022 and is raising revenue guidance for full year 2022.

“We are pleased to report a strong first quarter,” said Joe Walsh, Chairman and CEO. “We saw an increase in revenue overall and outstanding growth in our SaaS revenue, ahead of our SaaS revenue guidance targets. In addition, we continue to drive new subscribers and expect double-digit subscriber growth in 2022. These results demonstrate that SMBs are starting the move to the cloud and modernize the way they run their businesses.”

“We are seeing this shift in the U.S. and also in our international operations, including our recent expansion to Canada. In support of our international expansion, we recently announced the hiring of Marie Caron as our President - International Markets. Marie's experience and her leadership will be critical in fueling our international expansion.”

“We also recently held a successful investor and analyst day in New York City, where we shared a longer term vision for Thryv, targeting $1 billion in SaaS revenue by 2027 and our plan for achieving that goal,” said Walsh. “We view the next ten years as the decade of cloud adoption by SMBs and we are well positioned to lead the category.”

First Quarter 2022 Financial Highlights:

Revenue
•Total SaaS1 revenue was $48.2 million, a 29.3% increase year-over-year
•Total Marketing Services revenue was $260.2 million, a 6.9% increase year-over-year
•Consolidated total revenue was $308.4 million, an increase of 9.9% year-over-year

Profitability
•Consolidated net income was $33.5 million
•Consolidated Adjusted EBITDA2 was $83.7 million, representing an Adjusted EBITDA margin of 27.1%
•Total SaaS3 Adjusted EBITDA loss was $6.8 million
1 Total SaaS revenue in the U.S. and International was $47.3 million and $0.8 million for the three months ended March 31, 2022, respectively.
2Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See “Non-GAAP Measures” below for additional information.
3 Total SaaS Adjusted EBITDA loss in the U.S. and International was $4.4 million and $2.4 million for the three months ended March 31, 2022, respectively. Total SaaS Adjusted EBITDA loss is a non-GAAP financial measure. See “Supplemental Financial Information” below for more information.

•Total Marketing Services4 Adjusted EBITDA was $90.5 million, representing an Adjusted EBITDA margin of 34.8%
•Consolidated Gross Profit was $197.9 million, an increase of 8.4% year-over-year
•Consolidated Adjusted Gross Profit5 was $207.7 million
•SaaS Adjusted Gross Profit6 was $30.4 million, representing an Adjusted Gross Profit Margin of 64.2%
SaaS Metrics
•SaaS monthly Average Revenue per Unit (“ARPU”)7 increased to $352 for the first quarter of 2022, compared to $304 in the first quarter of 2021
•Total SaaS clients increased by 3 thousand to 47 thousand for the first quarter of 2022
•Seasoned Net Dollar Retention8 was 93% at end of the first quarter of 2022
•SaaS monthly active users9 increased 16% year-over-year to 36 thousand active users. Daily and weekly users increased 21% year-over-year.
Outlook
Based on information available as of May 4, 2022, Thryv is raising guidance10 for the second quarter of 2022 and full year 2022 as indicated below:
For the second quarter of 2022, the Company expects:
•Total SaaS revenue in a range of $50.5 to $51.0 million
•Total SaaS Adjusted EBITDA loss11 in a range of $6.0 to $6.5 million
•Total Marketing Services revenue in a range of $255 to $260 million

For the full year 2022, the Company currently expects:
•Total SaaS revenue in a range of $208 to $209 million
•Total SaaS Adjusted EBITDA loss11 in a range of $21 to $25 million
•Total Marketing Services revenue in a range of $905 to $920 million
•Total Marketing Services Adjusted EBITDA12 in a range of $315 to $320 million

4 Total Marketing Services Adjusted EBITDA in the U.S. and International was $66.4 million and $24.1 million for the three months ended March 31, 2022, respectively. Total Marketing Services Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See “Supplemental Financial Information” below for more information.
5 Adjusted Gross Profit is a non-GAAP financial measure. See “Non-GAAP Measures" below for additional information.
6 SaaS Adjusted Gross Profit and Adjusted Gross Profit margin are non-GAAP financial measures. See “Supplemental Financial Information” below for more information.
7 Defined as total client billings by month divided by the number of revenue-generating units during the month.
8 Seasoned Net Dollar Retention is defined as net dollar retention excluding clients acquired over the previous 12 months.
9 Defined as a client with one or more users who log into our SaaS solutions at least once during the calendar month.
10 These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.
11 A reconciliation of Total SaaS Adjusted EBITDA loss, a non-GAAP financial measure, to a corresponding GAAP measure is not available on a forward-looking basis without unreasonable efforts due to the unavailability of reconciling information, including income tax expense and net periodic pension cost.
12 A reconciliation of Total Marketing Services Adjusted EBITDA, a non-GAAP financial measure, to a corresponding GAAP measure is not available on a forward-looking basis without unreasonable efforts due to the unavailability of reconciling information, including income tax expense and net periodic pension cost.

Earnings Conference Call Information
Thryv will host a conference call on Wednesday, May 4, 2022 at 4:30 p.m. (Eastern Time) to discuss the Company's first quarter results.

To register for this conference call, please use this link or visit Thryv's Investor Relations website at investor.thryv.com. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. We recommend registering a day in advance or at a minimum thirty minutes prior to the start of the call. A live webcast will also be available on the Investor Relations section of the Company's website at investor.thryv.com.

If you are unable to participate in the conference call, a replay will be available. To access the replay, please dial (800) 770-2030 or (647) 362-9199 and enter “87769.”

Final Results

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended March 31,

(in thousands, except share and per share data)	2022	2021
Revenue	$308,375	$280,606
Cost of services	110,519	98,160
Gross profit	197,856	182,446

Operating expenses:
Sales and marketing	93,955	76,540
General and administrative	52,194	41,279
Total operating expenses	146,149	117,819

Operating income	51,707	64,627
Other income (expense):
Interest expense	(13,108)	(11,607)
Interest expense, related party	(1,759)	(4,065)
Other components of net periodic pension benefit (cost)	70	453
Other income (expense)	6,222	(1,093)
Income before income tax	43,132	48,315
Income tax expense	(9,621)	(11,809)
Net income	$33,511	$36,506
Other comprehensive income (loss):
Foreign currency translation adjustment	5,448	(2,967)
Comprehensive income	$38,959	$33,539

Net income per common share:
Basic	$0.98	$1.10
Diluted	$0.88	$1.07

Weighted-average shares used in computing basic and diluted net income per common share:
Basic	34,159,979	33,108,422
Diluted	37,957,685	34,013,480

Thryv Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	March 31, 2022	December 31, 2021
Assets	(unaudited)
Current assets
Cash and cash equivalents	$21,446	$11,262
Accounts receivable, net of allowance of $17,702 in 2022 and $17,387 in 2021	305,729	279,053
Contract assets, net of allowance of $59 in 2022 and $88 in 2021	4,062	5,259
Taxes receivable	15,248	14,711
Prepaid expenses	43,112	22,418
Indemnification asset	24,746	24,346
Other current assets	14,572	13,596
Total current assets	428,915	370,645
Fixed assets and capitalized software, net	49,965	50,938
Goodwill	673,713	671,886
Intangible assets, net	77,457	82,577
Deferred tax assets	108,912	90,565
Other assets	30,753	33,891
Total assets	$1,369,715	$1,300,502

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$16,433	$8,610
Accrued liabilities	146,350	131,813
Current portion of unrecognized tax benefits	30,171	29,771
Contract liabilities	61,471	51,726
Current portion of long-term debt	70,000	70,000
Other current liabilities	18,114	15,214
Total current liabilities	342,539	307,134
Term Loan, net	375,422	309,672
Term Loan, related party	60,902	142,875
ABL Facility	62,975	39,929
Pension obligations, net	132,456	140,167
Deferred tax liabilities	7,374	10,798
Other liabilities	31,606	35,212
Total long-term liabilities	670,735	678,653
Commitments and contingencies
Stockholders' equity
Common stock - $0.01 par value, 250,000,000 shares authorized; 60,913,663 shares issued and 34,228,121 shares outstanding at March 31, 2022; and 60,830,853 shares issued and 34,145,311 shares outstanding at December 31, 2021	609	608
Additional paid-in capital	1,087,054	1,084,288
Treasury stock - 26,685,542 shares at March 31, 2022 and 26,685,542 shares at December 31, 2021	(468,879)	(468,879)
Accumulated other comprehensive income (loss)	(2,599)	(8,047)
Accumulated deficit	(259,744)	(293,255)
Total stockholders' equity	356,441	314,715
Total liabilities and stockholders' equity	$1,369,715	$1,300,502

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Three Months Ended March 31,
(in thousands)	2022	2021
Cash Flows from Operating Activities	(unaudited)	(unaudited)
Net income	$33,511	$36,506
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,969	19,718
Amortization of debt issuance costs	1,441	433
Deferred income taxes	(5,671)	(13,249)
Provision for credit losses and service credits	5,467	6,546
Stock-based compensation expense	1,928	1,971
Other components of net periodic pension (benefit)	(70)	(453)
Loss on foreign currency exchange rates	1,077	835
Bargain purchase gain	(7,297)	—
Other	1,440	320
Changes in working capital items, excluding acquisitions:
Accounts receivable	(12,361)	26,846
Contract assets	1,285	1,446
Prepaid expenses and other assets	(6,920)	(10,998)
Accounts payable and accrued liabilities	(9,775)	(57,861)
Other liabilities	3,303	2,144
Net cash provided by operating activities	29,327	14,204

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(3,999)	(3,668)
Acquisition of a business, net of cash acquired	(22,003)	(174,190)
Net cash (used in) investing activities	(26,002)	(177,858)

Cash Flows from Financing Activities
Proceeds from Term Loan	—	418,070
Proceeds from Term Loan, related party	—	260,930
Payments of Term Loan	(15,444)	—
Payments of Term Loan, related party	(2,056)	—
Payments of Senior Term Loan	—	(335,821)
Payments of Senior Term Loan, related party	—	(113,789)
Proceeds from ABL Facility	302,374	249,936
Payments of ABL Facility	(279,327)	(285,492)
Proceeds from exercises of stock options and stock warrants	839	1,560
Other	—	(3,598)
Net cash provided by financing activities	6,386	191,796

Effect of exchange rate changes on cash and cash equivalents	541	(707)
Increase in cash and cash equivalents and restricted cash	10,252	27,435
Cash and cash equivalents and restricted cash, beginning of period	13,557	2,406
Cash and cash equivalents and restricted cash, end of period	$23,809	$29,841

Supplemental Information
Cash paid for interest	$11,966	$17,286
Cash paid for income taxes, net	$15,421	$15,753

	Three Months Ended March 31,		Change
	2022	2021	Amount	%
(in thousands of $)
Revenue
Marketing Services	$212,533	$227,933	$(15,400)	(6.8)%
SaaS	47,343	37,251	10,092	27.1%
Thryv International(1)	48,499	15,422	33,077	214.5%
Consolidated Revenue	$308,375	$280,606	$27,769	9.9%

Marketing Services	$136,510	$156,161	$(19,651)	(12.6)%
SaaS	29,409	23,167	6,242	26.9%
Thryv International(1)	31,937	3,118	28,819	924.3%
Segment Gross Profit	$197,856	$182,446	$15,410	8.4%

Segment EBITDA
Marketing Services	$66,395	$98,631	$(32,236)	(32.7)%
SaaS	(4,364)	316	(4,680)	(1,481.0)%
Thryv International (1)	21,686	5,986	15,700	262.3%
Consolidated Adjusted EBITDA	$83,717	$104,933	$(21,216)	(20.2)%
(1)    Thryv International includes Thryv Australia revenue subsequent to the March 1, 2021 acquisition date.

Non-GAAP Measures
Our results included in this press release include Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Gross Profit, which are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of Adjusted EBITDA to Net income and Adjusted Gross Profit to Gross profit. Both Net income and Gross profit are the most comparable GAAP financial measure to Adjusted EBITDA and Adjusted Gross Profit, respectively. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, Net income:

	Three Months Ended March 31,
(in thousands)	2022	2021
Reconciliation of Adjusted EBITDA
Net income	$33,511	$36,506
Interest expense	14,867	15,672
Income tax expense	9,621	11,809
Depreciation and amortization expense	21,969	19,718
Loss on early extinguishment of debt	—	299
Restructuring and integration expenses (1)	5,827	9,234
Transaction costs (2)	1,720	10,546
Stock-based compensation expense (3)	1,928	1,971
Other components of net periodic pension (benefit) cost (4)	(70)	(453)
Non-cash (gain) from remeasurement of indemnification asset (5)	(400)	—
Other (6)	(5,256)	(369)
Adjusted EBITDA	$83,717	$104,933
(1)For the three months ended March 31, 2022 and 2021, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, loss on disposal of fixed assets and capitalized software, and costs associated with abandoned facilities and system consolidation.
(2)Expenses related to our direct listing, Thryv Australia and Vivial acquisitions and other transaction costs.
(3)We record stock-based compensation expense related to the amortization of grant date fair value of the Company’s stock-based compensation awards. Additionally, stock-based compensation expense includes the remeasurement of these awards at each period end, prior to October 1, 2020.
(4)Other components of net periodic pension cost is from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs. The most significant component of other components of net periodic pension cost relates to the mark-to-market pension remeasurement.
(5)In connection with the YP Acquisition, the seller indemnified us for future potential losses associated with certain federal and state tax positions taken in tax returns filed by the seller prior to the acquisition date.
(6)Other primarily includes expenses related to potential non income-based tax liabilities. Additionally, during the three months ended March 31, 2022, Other includes the bargain purchase gain as a result of the Vivial Acquisition and foreign exchange-related expense.

The following is a reconciliation of Adjusted Gross Profit, to its most directly comparable GAAP measure, Gross profit:

	Three Months Ended March 31, 2022
(in thousands)	Marketing Services	SaaS	International	Consolidated
Reconciliation of Adjusted Gross Profit
Gross profit	$136,510	$29,409	$31,937	$197,856
Plus:
Depreciation and amortization expense	4,395	979	4,442	9,816
Stock-based compensation expense	61	15	—	76
Adjusted Gross Profit	$140,966	$30,403	$36,379	$207,748
Gross Margin	64.2%	62.1%	65.9%	64.2%
Adjusted Gross Margin	66.3%	64.2%	75.0%	67.4%

	Three Months Ended March 31, 2021
(in thousands)	Marketing Services	SaaS	International	Consolidated
Reconciliation of Adjusted Gross Profit
Gross profit	$156,161	$23,167	$3,118	$182,446
Plus:
Depreciation and amortization expense	4,619	755	5,870	11,244
Stock-based compensation expense	70	11	—	81
Adjusted Gross Profit	$160,850	$23,933	$8,988	$193,771
Gross Margin	68.5%	62.2%	20.2%	65.0%
Adjusted Gross Margin	70.6%	64.2%	58.3%	69.1%

Supplemental Financial Information
The following supplemental financial information provides Revenue, Adjusted EBITDA and Adjusted EBITDA Margin by (i) Marketing Services businesses in the U.S., International and in Total and (ii) SaaS businesses in the U.S., International and in Total. Total SaaS Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Total Marketing Services Adjusted EBITDA and Adjusted EBITDA margin are also non-GAAP financial measures. These non-GAAP financial measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of these non-GAAP financial measures to the corresponding segment financial measures presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our global SaaS and Marketing Services financial performance, enhance the overall understanding of our global SaaS and Marketing Services past financial performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods.

	Three Months Ended March 31, 2022
(in thousands)	Marketing Services			SaaS
	US	International	Total	US	International	Total
Revenue	$212,533	$47,664	$260,197	$47,343	$835	$48,178
Adjusted EBITDA	66,395	24,097	90,492	(4,364)	(2,411)	(6,775)
Adjusted EBITDA Margin	31.2%	50.6%	34.8%	(9.2)%	(288.7)%	(14.1)%

	Three Months Ended March 31, 2021
(in thousands)	Marketing Services			SaaS
	US	International	Total	US	International	Total
Revenue	$227,933	$15,422	$243,355	$37,251	$—	$37,251
Adjusted EBITDA	98,631	5,986	104,617	316	—	316
Adjusted EBITDA Margin	43.3%	38.8%	43.0%	0.8%	NM	0.8%

Forward-Looking Statements
Certain statements contained herein are not historical facts, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “target”, “project”, “outlook”, “future”, “forward”, “guidance” and similar statements of a future or forward-looking nature identify forward-looking statements. These statements are not guarantees of future performance. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: risks related to the ongoing COVID-19 pandemic, the Company’s ability to maintain adequate liquidity to fund operations; the Company’s future operating and financial performance; the Company’s ability to consummate acquisitions, or, if consummated, to successfully integrate acquired businesses into the Company’s operations, the Company’s ability to recognize the benefits of acquisitions, or the failure of an acquired company to achieve its plans and objectives; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; our ability to retain existing business and obtain and retain new business; general economic or business conditions affecting the markets we serve; declining use of print yellow page directories by consumers; our ability to collect trade receivables from clients to whom we extend credit; credit risk associated with our reliance on small and medium sized businesses as clients; our ability to attract and retain key managers; increased competition in our markets; our ability to obtain future financing due to changes in the lending markets or our financial position; our ability to maintain agreements with major Internet search and local media companies; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; and our ability to anticipate or respond effectively to changes in technology and consumer preferences as well as the risks and uncertainties set forth in the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on From 10-Q filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. For these reasons, we caution you against relying on forward-looking statements. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Thryv Holdings, Inc.

Thryv Holdings, Inc. (NASDAQ: THRY) is a global software and marketing services company that empowers small- to medium-sized businesses (“SMBs”), franchises and agencies to grow and modernize their operations so they can compete and win in today's economy. Over 46,000 businesses use our award-winning SaaS platform, Thryv®, to manage their end-to-end customer experience, which has helped businesses across the U.S. and overseas grow their bottom line. Thryv also manages digital and print presence for over 400,000 businesses, connecting these SMBs to local consumers via proprietary local search portals and print directories. For more information about Thryv Holdings, Inc, visit thryv.com.

Media Contact:
Charity Lacey
Gregory FCA
Office: 619.368.4373
thryv@gregoryfca.com

Investor Contact:
Cameron Lessard
Thryv, Inc.
214.773.7022
cameron.lessard@thryv.com

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